Schedule 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FIRST MUTUAL BANCSHARES, INC.
(Name of Registrant as specified in its Charter)

FIRST MUTUAL BANCSHARES, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 19, 2003

Dear Shareholder:

      It is our pleasure to invite you to attend the Annual Meeting of Shareholders of First Mutual Bancshares, Inc. (the “Company”) to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 24, 2003, at 3:00 p.m. local time.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting we will also report on the operations of First Mutual Bank. Directors and officers of the Company, as well as a representative of Moss Adams LLP, will be present to respond to any questions shareholders may have.

      Please promptly vote your shares via the Internet, by phone, or by signing, dating and returning the enclosed Proxy card. If you attend the meeting, you may vote in person even if you have previously voted by phone, Internet or by mail.

      Your continued interest in and support of the Company are sincerely appreciated.

Sincerely,

John R. Valaas
President and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FIRST MUTUAL BANCSHARES, INC.

400 – 108th Avenue N.E.
Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 24, 2003

      Notice is hereby given that the 2003 Annual Meeting of Shareholders (the “Meeting”) of First Mutual Bancshares, Inc. (the “Company”) will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington, on April 24, 2003, at 3:00 p.m. local time.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

1.	The election of three Class II directors of the Company for a term of three years, to serve until the 2006 Annual Meeting of Shareholders and until their respective successors are elected; and

2.	Such other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

      Pursuant to action by the Company’s Board of Directors and in accordance with the Bylaws, shareholders of record at the close of business on March 7, 2003, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

      We encourage you to promptly return your proxy, which is solicited by the Company’s Board of Directors, even if you plan to attend the Meeting. You have three options for submitting your proxy vote: (1) via the Internet, (2) by phone, or (3) by mail using the paper proxy card. See your proxy card and “Voting of Proxies” on page 2 for instructions on voting. Submitting your vote now will not prevent you from voting your shares at the Meeting if you decide to do so. Your proxy vote is revocable by you at the Meeting. Voting by Internet or phone will save the Company postage and processing costs.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis A. Easterlin
Corporate Secretary

Bellevue, Washington

March 19, 2003

FIRST MUTUAL BANCSHARES, INC.

400 – 108th Avenue N.E.
Bellevue, Washington 98004
(425) 455-7300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 24, 2003

ABOUT THE MEETING

Date, Time and Place of Meeting

      This Proxy Statement and the accompanying Proxy are being sent to shareholders of First Mutual Bancshares, Inc. (the “Shareholders”) on or about March 19, 2003, for use in connection with the Annual Meeting of Shareholders (“Annual Meeting”) of First Mutual Bancshares, Inc. (the “Company”) to be held on Thursday, April 24, 2003. Only those shareholders of record at the close of business on March 7, 2003 (“Voting Record Date”), are entitled to vote. The number of shares of the Company’s $1.00 par value common stock (“Common Stock”) outstanding on the Voting Record Date and entitled to vote at the Annual Meeting is 4,273,561.

Solicitation of Proxies

      The enclosed Proxy is solicited by and on behalf of the Company’s Board of Directors (“Board”), with the cost of solicitation borne by the Company. The Company has engaged Allen Nelson & Co., who will solicit proxies at an approximate cost of $3,500, plus expenses. In addition to use of the mails, solicitation may be made by directors and officers of the Company and its subsidiary, First Mutual Bank (the “Bank”). The Company does not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners.

Quorum

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

Voting Rights

      The three nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected as Class II directors for a term of three years, to serve until the 2006 Annual Meeting of Shareholders and until their respective successors are elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. Holders of record of the Common Stock will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

      If the shares you beneficially own are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or the telephone. If you wish to change your voting instructions after you have returned your voting instructions form to your broker or bank, you must contact your broker or bank. If you want to vote shares which are held by you in street name at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

Voting of Proxies

      Shareholders have three options for submitting their vote: (1) via the Internet, (2) by phone, or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. Voting by Internet saves your Company postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately. See your proxy card for further instructions on voting.

      Proxy votes received in time and not revoked, will be voted in accordance with the proxy designation. If no specific instructions are indicated, proxies will be voted:

•	FOR the election of all the nominees for director; and

•	in the discretion of the proxy designated by the Board of Directors, as to any other matter which may properly come before the Annual Meeting.

      A shareholder of the Company who has voted by Internet, phone, or by mail may revoke the vote at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Company a proxy vote bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows:

First Mutual Bancshares, Inc.

400 – 108th Avenue N.E.
Bellevue, Washington 98004
Attention: Corporate Secretary

      The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

      The Amended and Restated Articles of Incorporation of the Company provide that the Board of Directors is classified into three classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. Each class is to be elected to separate three-year terms with each term expiring in different years. The Company’s Board of Directors currently consists of nine directors, with three members in each of the classes. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified.

      The current terms of the Class II directors, Messrs. James J. Doud, Jr., Richard S. Sprague and Robert C. Wallace, expire upon the election and qualification of the directors to be elected at the 2003 Annual Meeting. The terms of the Class I and III directors expire at the Annual Meeting of Shareholders for 2004 and 2005, respectively. The Board of Directors has nominated Messrs. Doud, Sprague and Wallace for re-election to the Board of Directors at the 2003 Annual Meeting to serve until the 2006 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of such nominees. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

      Information, as of February 28, 2003, on the directors, including the director nominees, is as follows:

CLASS II DIRECTORS

      The term of the Class II directors listed below will expire in 2006. The Class II directors listed below are also the Board nominees for the 2003 Annual Meeting of Shareholders.

			Number of
			Common Shares		% of Common
	Director		Owned		Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially		Beneficially

James J. Doud, Jr. *@#	1993	65	18,271	(1)	‡
Business consultant and former Executive Vice President and Chief Operating Officer of Matthew G. Norton Co. He is a Director of Glacier Bay, Inc., a Director of the Brooks Investment Co., and a Director of Kibble & Prentice, Inc. Mr. Doud is Vice Chairman of the Board of the Company and First Mutual Bank.
Richard S. Sprague*	1973	71	68,995	(1)	1.61%
Vice President and Secretary of Bellevue Square Managers, Inc. and a former partner in the law firm of Bogle & Gates. He is currently a member of the Board of Governors of Virginia Mason Medical Center and is a Director of the Virginia Mason Foundation and of the Ronald McDonald House Charities of Western Washington.
Robert C. Wallace †o#	1985	57	83,169	(1)(2)	1.94%
Managing partner of Wallace Properties Group and Chairman of Wallace Properties, Inc. He is a Director of the Washington State Major League Baseball Stadium Public Facilities District and of the Bellevue Convention Center Authority.

      The Board of Directors recommends that shareholders vote FOR the election of the nominees listed above.

CLASS III DIRECTORS

      The term of the Class III directors listed below will expire in 2004. Election for Class III directors will be held at the 2004 Annual Meeting of Shareholders.

Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

Mary Case Dunnam @†o	1993	54	25,185 (1)	‡
Community volunteer for many groups, including President of the Board of the Seattle Academy of Arts & Sciences, former member of the Development Council for the Burke Museum, and member of the Board of Directors of Seattle Arts & Lectures. Ms. Dunnam’s father, Elwell C. Case, was one of the original founders of First Mutual Bank.

			Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

George W. Rowley, Jr. #	1992	61	108,858(1)	2.54%
Chairman and Chief Executive Officer of Rowley Enterprises, Inc. Mr. Rowley is presently Chairman of the Seattle District Council of the Urban Land Institute, Vice President of the Board of Performing Arts Center-Eastside, and a member of various boards and committees throughout the region. He is a past President of the Greater Issaquah Chamber of Commerce and a recipient of the “Best of the Northwest” Family Business Award, and most recently a recipient of the Resource Conservation Award by the Association of Washington Business.
John R. Valaas @†#	1992	58	205,025(3)	4.78%
The Company’s President and Chief Executive Officer since October 1999, and First Mutual Bank’s President and Chief Executive Officer since February 1992. Mr. Valaas is a member of the Board of Overseers of Whitman College, Chairman of the Board of Directors for the Washington Financial League, board member of the Bellevue Chamber of Commerce, and board member and past Chairman of the Bellevue Downtown Association.

CLASS I DIRECTORS

      The term of the Class I directors listed below will expire in 2005. Election for Class I directors will be held at the 2005 Annual Meeting of Shareholders.

			Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

Janine Florence *@†o#	1985	54	243,972(1)(4)	5.70%
Owner of Cambridge Management and President of Property Development Corp. Ms. Florence is a board member and past Chair of the Bellevue Downtown Association, past President of the Bellevue Schools Foundation, and board member of the Bellevue Community College Foundation.
F. Kemper Freeman, Jr. @	1968	61	564,719(1)(5)	13.19%
Chairman and Chief Executive Officer of Kemper Development Company and Bellevue Square Managers, Inc. Mr. Freeman is a past Chairman, the current Government Affairs Chairman, and Trustee of the International Council of Shopping Centers. He is Chairman of the Overlake Hospital Association and a council member of the Urban Land Institute. Mr. Freeman is Chairman of the Board of the Company and First Mutual Bank.

Number of
			Common Shares	% of Common
	Director		Owned	Shares Owned
Name, Principal Occupation and Other Directorships	Since	Age	Beneficially	Beneficially

Victor E. Parker#	1983	62	85,376 (1)	1.99%
Chairman and CEO of Parker, Smith & Feek, Inc., insurance brokers. Mr. Parker serves on the Board of Directors for Western Washington University Foundation.

*	Member of the Audit Committee

@	Member of the Long Range Planning Committee

†	Member of the Compensation Committee

o	Member of the Stock Option Committee

#	Member of the Investment Committee

‡	Less than one percent (1%) of outstanding shares

(1)	Includes 7,579 shares that may be acquired pursuant to a stock option exercisable within sixty (60) days.

(2)	Includes 34,005 shares owned by Wallace Properties Group, of which Mr. Wallace is the managing partner.

(3)	Includes 27,047 shares held by Mr. Valaas’ spouse, 5,172 shares held in trust by Mr. Valaas and his spouse for their children, and 17,398 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(4)	Includes 29,976 shares held in trust for the benefit of Ms. Florence’s daughter, and 74,628 shares held in trust for the benefit of Ms. Florence’s sister.

(5)	Includes 65,465 shares held by Mr. Freeman’s spouse. Also includes 248,782 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s common shares by (i) those persons known by the Company to own beneficially more than 5% of the Company’s outstanding common shares, (ii) each of the executive officers named under “Board of Directors Committees and Reports; Certain Relationships and Director and Executive Compensation — Executive Compensation” below; and (iii) all directors and executive officers of the Company as a group.

		% of Outstanding
	Number of Common	Common Shares
Beneficial Owner	Shares Owned Beneficially	Owned Beneficially

F. Kemper Freeman, Jr.	564,719(1)	13.19%
P.O. Box 4186
Bellevue, WA 98009-4186
FMR Corporation	352,920(2)	8.26%
82 Devonshire Street
Boston, MA 02109

		% of Outstanding
	Number of Common	Common Shares
Beneficial Owner	Shares Owned Beneficially	Owned Beneficially

Endicott Management Company	347,797(2)	8.14%
Wayne K. Goldstein and Robert I. Usdan as Managers of W.R. Endicott L.L.C., W. R. Endicott II, LLC and Endicott Management 237 Park Avenue, Suite 801 New York, NY 10017
First Mutual Bank	336,557(3)	7.88%
Employee Stock Ownership Plan (“ESOP”)
400 108th Ave. N.E.
Bellevue, WA 98004
Bellevue Square Managers I Limited Partnership	248,782(4)	5.82%
P. O. Box 4186
Bellevue, WA 98009-4186
Janine Florence	243,972(5)	5.70%
P. O. Box 1863
Bellevue, WA 98009-1863
John R. Valaas	205,025(6)	4.78%
President and Chief Executive Officer
James R. Boudreau	101,868(7)	2.36%
Executive Vice President
Richard J. Collette	0	‡
Executive Vice President
Roger A. Mandery	44,227(8)	1.03%
Executive Vice President

All directors and executive officers as a group	1,549,665(9)	35.25%
(12 persons)

‡	Less than one percent (1%) of outstanding shares.

(1)	Includes 7,579 shares that may be acquired pursuant to a stock option exercisable within sixty (60) days. Includes 65,465 shares held by Mr. Freeman’s spouse. Also includes 248,782 shares owned by Bellevue Square Managers I Limited Partnership. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(2)	Based upon information contained in Schedule 13G filed with the Securities and Exchange Commission with respect to their ownership as of December 31, 2002.

(3)	Represents shares held by the ESOP and allocated to participants’ accounts, who are entitled to vote such shares.

(4)	These shares are included in the number of common shares owned beneficially by F. Kemper Freeman, Jr. Mr. Freeman, together with members of his immediate family, beneficially owns a 55.7% interest in the partnership.

(5)	Includes 7,579 shares that may be acquired pursuant to a stock option exercisable within sixty (60) days. Includes 29,976 shares held in trust for the benefit of Ms. Florence’s daughter, and 74,628 shares held in trust for the benefit of Ms. Florence’s sister.

(6)	Includes 27,047 shares held by Mr. Valaas’ spouse, 5,172 shares held in trust by Mr. Valaas and his spouse for their children, and 17,398 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(7)	Includes 3,452 shares held by Mr. Boudreau’s spouse, 980 shares held in trust by Mr. Boudreau and his spouse for their daughter and son under the UGMA, and 36,456 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(8)	Includes 7,865 shares that may be acquired pursuant to stock options exercisable within sixty (60) days.

(9)	Includes an aggregate of 122,351 shares of Common Stock subject to stock options exercisable within sixty (60) days of the record date and an aggregate of 63,239 shares of Common Stock held by the Bank’s ESOP.

BOARD OF DIRECTORS COMMITTEES AND REPORTS;

CERTAIN RELATIONSHIPS AND DIRECTOR AND EXECUTIVE COMPENSATION

Board Committees

      During 2002, the Company held thirteen Board of Directors meetings, as well as numerous committee meetings. No director in office in 2002 attended fewer than 75% of the aggregate meetings of the Company’s Board and committees of the Board on which he or she served. During 2002, the Board had audit, long range planning, compensation and stock option committees.

      The Audit Committee reviews the audit results and services of the independent auditors. It also monitors the compliance with regulatory and audit requirements and changes in accounting policies and procedures. During 2002, the Audit Committee made recommendations to the Board as it deemed appropriate, including the appointment of the independent auditors and changes in accounting policies and procedures. During 2002, the Audit Committee was composed of Directors Doud, Florence and Sprague, and it met six times. During the year, the Board examined the composition of the Audit Committee in light of the NASDAQ rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee were “independent” within the meaning of the current NASDAQ rules. The functions of the Audit Committee and its activities during fiscal 2002 are described below under the heading, “Report of the Audit Committee and Audit Fees.”

      The Long Range Planning Committee is responsible for the formation and implementation of a long range strategic plan for the Company. During 2002, the Long Range Planning Committee was composed of Directors Doud, Dunnam, Florence, Freeman and Valaas, and it met three times.

      The Compensation Committee for both the Bank and the Company is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs; reviewing, approving, recommending and administering the Bank’s incentive compensation and certain other compensation plans; and approving certain employment contracts. During 2002, the Compensation Committee was composed of Directors Dunnam, Florence, Valaas and Wallace, and it met five times.

      The Stock Option Committee manages the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan (the “Plan”). During 2002, the Stock Option Committee was composed of Directors Dunnam, Florence and Wallace, and it met two times.

      The Investment Committee of the Bank meets almost weekly and oversees the investment practices, including hedging and lending activities, of the Bank. During 2002, the Investment Committee was composed of Directors Doud, Florence, Parker, Rowley, Valaas and Wallace, and it met 47 times.

      The Board acts as a nominating committee for selecting the management nominees for election as directors and will consider for nomination as directors individuals recommended by shareholders, if such nominations are received prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. No nomination from the floor of any annual meeting shall be entertained, and any vote for a nominee not reviewed by the nominating committee will be void and not counted. Accordingly, shareholder recommendations of individuals to be considered for nomination to be elected as directors at next year’s Annual Meeting of Shareholders must be received by the Secretary of the Company on or prior to October 15, 2003.

Director Compensation

      In 2002, Mr. Freeman, as Chairman of the Board of both the Company and First Mutual Bank, was paid a monthly director’s fee of $3,000. Other directors received $600 per Board meeting attended, $400 for each Audit Committee meeting attended, and $300 for each other committee meeting attended. Directors receive an annual retainer of $10,000, which is paid out monthly. Payment of the retainer is not related to meeting attendance. Each director who is not a full-time paid employee of the Company receives, if sufficient shares are reserved under the Plan, for every four years of service after April 1994, an option to acquire 7,579 (adjusted for capitalization changes as provided in the Plan) shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), at a price equal to the fair value of the shares at the time of the grant of the option. A stock option for 7,579 (adjusted) shares was granted to all current directors on April 26, 2002. Each such option is exercisable for six years and became exercisable 50% upon completion of one full year of service after the grant of the option and the balance at the end of the second year of service.

Related Party Transactions

      During 2002, First Mutual Bancshares, Inc. purchased property, liability, casualty, medical and other insurance for aggregate premiums of $145,413 through the insurance brokerage firm of Parker, Smith & Feek, Inc., of which Director Victor E. Parker is a principal.

      First Mutual Bank engaged Director Robert C. Wallace and the real estate brokerage firm of which he is a principal, Wallace Properties, Inc., to provide real estate services to the Bank. During the year 2002, Wallace Properties, Inc. did not derive any commission or other income from Company- or Bank-related activities. Wallace Properties, Inc. did provide real estate brokerage services in connection with certain contemplated real estate acquisitions by the Bank that may lead to indirect revenue from third parties during 2003.

Report of the Audit Committee and Audit Fees

      The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee and was submitted to and accepted by the Board of Directors on January 22, 2003. The members of the Audit Committee are all independent directors as defined in the current NASDAQ listing standards and rules.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002, with management and has discussed with the auditors the matters required by SAS 61, Communications with Audit Committees, as amended, received communications from the auditors as to their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed the independence of the auditors with the auditors.

      Based on its review and discussions with Moss Adams LLP and with management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K filed by the Company.

      The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which was reviewed, and it was approved for the following year in its current form.

      The Audit Committee of the Board believes that the non-audit services provided by Moss Adams LLP are compatible with maintaining the auditor’s independence.

•	Audit Fees The aggregate Audit Fees contracted for with Moss Adams LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2002, and the review of the consolidated financial statements included in the Company’s Forms 10-Q for fiscal 2002, were $96,700.

•	Financial Information Systems Design and Implementation No fees were paid for Financial Information Systems Design and Implementation during 2002.

•	All Other Fees All Other Fees amounted to $73,300 during 2002. Included in All Other Fees were $10,800 for the preparation of the federal income tax return, and $62,500 for audits of FDICIA, the ESOP and 401(k) plans, Information Technology review, and for miscellaneous tax planning and accounting and auditing questions.

Submitted by the members of the Audit Committee:

Richard S. Sprague, Chairman
James J. Doud, Jr.
Janine Florence

Executive Compensation

Summary Compensation Table

      The following table sets forth compensation paid for services rendered in the Company’s last three years to the Company’s Chief Executive Officer and the highest paid executive officers whose total compensation exceeded $100,000 (the “named executive officers”). Compensation for year 2002 for Mr. Valaas was paid 87% by the Bank and 13% by the Company; Mr. Mandery was paid 86% by the Bank and 14% by the Company for year 2002; and Mr. Boudreau was paid 99% by the Bank and 1% by the Company for year 2002. Compensation for Mr. Collette was paid entirely by the Bank during 2002.

SUMMARY COMPENSATION TABLE(1)

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
				Other	Underlying
				Annual	Options/	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Compensation(3)	SARs(#)	Compensation(4)

John R. Valaas	2002	$316,928	$0	$1,090	11,000	$14,250
Director, President and	2001	254,201	0	1,061	0	12,975
Chief Executive Officer	2000	241,632	0	13,863	6,600	12,975

James R. Boudreau	2002	$179,167	$0	$980	6,500	$13,438
Executive Vice President	2001	176,874	0	1,061	0	12,975
and Chief Credit Officer	2000	165,833	0	13,863	6,600	12,975
for First Mutual Bank

Richard J. Collette	2002	$210,000	$0	$0	8,500	$0
Executive Vice President,	2001	*210,000	0	0	16,500	0
Commercial Banking	2000	N/A	N/A	N/A	N/A	N/A
Group for First Mutual Bank

Roger A. Mandery	2002	$199,167	$0	$1,085	7,000	$14,225
Executive Vice President	2001	195,813	0	1,061	0	12,975
and Chief Financial	2000	184,687	0	13,863	6,600	12,975
Officer

*	Employed 12/03/01, annualized salary.

(1)	None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

(2)	No bonuses were paid under any bonus plans during 2000, 2001 and 2002.

(3)	The amounts disclosed in this column are the value at year end of shares of the Company’s Common Stock and cash allocated to the accounts of the executive officers under the Company’s ESOP, all of which are vested and not subject to any restrictions.

(4)	The amounts disclosed in this column consist only of Bank contributions under the Bank’s 401(k) plan.

Option Grants in Year 2002

      The following table provides information related to options granted to the named executive officers during 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					at Assumed Rates of Stock
					Price Appreciation for
Individual Grants					Option Term(1)

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or
	Options/SARs	Employees in	Base Price
Name	Granted(2)	Fiscal Year	($/sh.)(3)	Expiration Date	5%	10%

John R. Valaas	11,000	16.9%	$15.75	06/25/12	$108,956	$276,116
James R. Boudreau	6,500	10.0	15.75	06/25/12	64,383	163,159
Richard J. Collette	8,500	13.0	15.75	06/25/12	84,193	213,362
Roger A. Mandery	7,000	10.7	15.75	06/25/12	69,336	175,710

(1)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of the term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options, but is not intended to forecast future price appreciation of the Company’s Common Stock. It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2)	Option to acquire shares of Common Stock, which vests 1/3 annually beginning two years after grant of the option.

(3)	The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table provides information related to options exercised by the named executive officers during the 2002 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights (“SARs”).

AGGREGATED OPTION/ SAR EXERCISES IN

LAST FISCAL YEAR AND FY-END OPTION/ SAR VALUES

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options/SARs		In-the-Money Options/SARs
	Shares		at FY-End 2002(#)		at FY-End 2002(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Valaas	0	N/A	17,398	19,067	$98,520	$90,465
James R. Boudreau	0	N/A	58,756	14,567	600,140	80,160
Richard J. Collette	0	N/A	0	25,000	0	112,525
Roger A. Mandery	39,891	$369,236	7,865	15,067	28,541	81,305

(1)	The closing price for the Company’s Common Stock as reported on the Nasdaq Stock Market effective December 31, 2002, was $18.04. The values indicated reflect the reduction for the payment of the exercise price of applicable options.

Employment Contracts, Severance Agreements and Change in Control Agreements

      First Mutual Bank and John R. Valaas are parties to an Employment Agreement dated January 1, 2002, whereby Mr. Valaas agreed to continue to serve as President and Chief Executive Officer of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Valaas is entitled to a base salary of no less than $250,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Valaas is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change in Control of First Mutual Bank, Mr. Valaas will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting. A Change in Control occurs when one person or entity (other than a group including two or more of the Company’s present directors) becomes the owner of 25% or more of the Company’s outstanding Common Stock, replacement of a majority of the incumbent directors by directors whose elections have not been supported by the present Board, or dissolution or sale of 70% or more in value of the assets of First Mutual Bank (“Change of Control”).

      On January 1, 2002, First Mutual Bank entered into an Employment Agreement with officer Roger A. Mandery, whereby Mr. Mandery agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Mandery is entitled to an annual base salary of no less than $195,000, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Mandery is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      The agreement also provides that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Mandery will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

      First Mutual Bank and James R. Boudreau are parties to an Employment Agreement dated January 1, 2002, whereby Mr. Boudreau agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on December 31, 2006, and provides that Mr. Boudreau is entitled to a base salary of no less than $175,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Boudreau is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Boudreau will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

      First Mutual Bank and Richard J. Collette are parties to an Employment Agreement dated March 1, 2002, whereby Mr. Collette agreed to continue to serve as Executive Vice President of First Mutual Bank. The agreement has a five-year term and will terminate on February 28, 2007, and provides that Mr. Collette is entitled to a base salary of no less than $210,000 per year, plus fringe benefits generally provided officers of First Mutual Bank, and is eligible to participate in First Mutual Bank’s bonus plan. Mr. Collette is also eligible for discretionary grants of stock options under the Company’s stock option plan.

      First Mutual Bank has also agreed that in the event of a termination of his employment (whether voluntary or otherwise) following any future Change of Control of First Mutual Bank, Mr. Collette will be entitled to payment of his base salary for a period of 35 months following termination, with all stock options immediately vesting.

Board Compensation Committee Report

      The purpose of the compensation program of the Company and First Mutual Bank as its principal subsidiary is to align executive compensation with the Company’s business objectives and performance, the long-term objectives of shareholders, and the individual executive’s performance. This enables the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company’s long-term success.

      The Company’s executive compensation program is administered by the Stock Option Committee and the Compensation Committee established as committees of the Board. Currently, the membership of these two committees is the same at the Company and First Mutual Bank board levels. Each of these committees had three nonemployee directors during 2002. The membership of the Compensation Committee also includes John Valaas, who recuses himself from discussions or determinations related to his compensation. The Stock Option Committee and the Compensation Committee work with management to develop compensation plans for the Company and First Mutual Bank and are responsible for determining the compensation of each named executive officer.

      The Compensation Committee considers many factors in setting compensation for the President and Chief Executive Officer and the other named executive officers, and in establishing guidelines for the compensation of other executive officers of the Company and First Mutual Bank. As First Mutual Bank is the principal operating subsidiary of the Company, among the most important of these factors is establishing compensation that is commensurate with First Mutual Bank’s performance, as measured by operating, financial and strategic goals. First Mutual Bank’s performance is measured against previous performance, budgeted goals, and the operating results of peer institutions, which are composed of FDIC-insured savings institutions of a similar asset size and complexity and market and industry conditions including the economy as a whole. Individual performance in terms of both qualitative and quantitative goals (with the exception of assessing the performance of First Mutual Bank, the Compensation Committee does not have specific measures and its decisions are subjective) is an important part of this process. Industry surveys of compensation for comparable positions in First Mutual Bank’s Peer Group (which is composed of Washington State financial institutions of a similar asset size) are considered. It is the Compensation Committee’s belief that officers who are among the owners of the Company not only have longer tenure, but are also more focused on and aligned with the long-term performance expectations of shareholders. It therefore works to retain superior executives by providing some equity-based compensation, currently in the form of stock options.

Components of Compensation

      At present, the executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. Executives also participate, along with other Company employees, in First Mutual Bank’s ESOP and other benefit plans.

      Base Salary. Base salaries of the President and Chief Executive Officer and the other named executive officers are based on surveys and data relating to First Mutual Bank’s Peer Group, as defined in the Compensation Committee report section of this report. These surveys are used to determine whether compensation is competitive with that offered by other companies in First Mutual Bank’s banking and financial services industries. In addition, base salaries are based on an assessment of individual performance. In assessing performance, the Compensation Committee takes into consideration individual experience and contributions, level of responsibility, department performance, and First Mutual Bank’s performance, which is measured primarily by net income, but without setting specific goals. With the exception of First Mutual Bank’s performance, the Compensation Committee does not have any specific measures, and its decisions are subjective. (For 2002, salaries of the named executive officers, based in part on individual contributions, were increased on average of 9.45%.) The compensation policy allows for total compensation of individuals to exceed the median through incentive compensation plans based on achievement of First Mutual Bank’s operating, financial and strategic objectives.

      Bonus Plan. The Bank’s named executive officers did not receive a bonus in year 2002 as no bonuses were paid under any bonus plan. The existence of this incentive compensation is considered by the Compensation Committee in determining base compensation for executive officers.

      Stock Option Plan. Awards of stock options under the Company’s incentive stock option plan are designed to more closely tie together the long-term interest of employees and shareholders, and to assist in the retention of officers and key employees. The Stock Option Committee selects the employees, including executive officers, if any, to receive stock options and determines the number of shares subject to each grant. The Stock Option Committee’s determination of the size of option grants is generally intended to reflect an employee’s position and his or her contributions, as described above relative to guidelines for compensation. Options are granted either as incentive stock options or as nonqualified stock options. The option grants have a ten-year term, and options become exercisable on a gradual basis as stated in each grant. The Stock Option Committee reviews the outstanding options of the officers and key employees from time to time and may grant additional options to encourage their retention.

      Employee Stock Ownership Plan (ESOP); Other Benefits. Each named executive officer participates with other employees in First Mutual Bank’s ESOP, health insurance and other benefits which are generally applicable.

      In conclusion, the Compensation and Stock Option Committees believe First Mutual Bank has been managed well in a challenging business environment for financial institutions and has achieved above-average operating results when compared to other thrift institutions in First Mutual Bank’s Peer Group.

      Submitted by members of the Stock Option Committee and Compensation Committee:

Robert C. Wallace, Chairman
Mary Case Dunnam
Janine Florence
John R. Valaas

Compensation Committee Interlocks and Insider Participation

      The Company does not have loans outstanding to any members of the Stock Option Committee or the Compensation Committee. John Valaas, the Company President, is an employee of the Company as well as a director. He serves on the Compensation Committee but does not participate in the determination of his own compensation.

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the Company’s and First Mutual Bank’s five-year cumulative total return (for the period prior to October 26, 1999, the graph reflects the Bank’s return), including reinvestment of dividends, on its Common Stock to the similar returns for (a) all U.S. stocks under the Nasdaq Index, (b) SNL Western Thrift Index, and (c) SNL Western Bank Index. In view of the fact that the Bank’s loan portfolio is changing to more closely resemble the loan portfolio of a commercial bank, its return performance is compared to both the SNL Western Thrift Index and the SNL Western Bank Index.

*	Information gathered by SNL Financial L.C.

**	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, University of Chicago 2003.

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

First Mutual Bancshares, Inc.	100.00	75.91	76.87	85.70	89.61	134.08
NASDAQ — Total US**	100.00	140.99	261.48	157.42	124.89	86.33
SNL Western Thrift Index	100.00	86.08	68.99	136.30	126.18	143.17
SNL Western Bank Index	100.00	102.46	105.90	140.20	122.60	134.14

AUDITORS

      The Board and the Audit Committee have appointed Moss Adams LLP, Everett, Washington, independent public accountants, as the Company’s auditors for the 2003 fiscal year. A representative of Moss Adams LLP will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

OTHER MATTERS

      No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Meeting, and the Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the Proxy will vote thereon according to the direction of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year 2002.

FINANCIAL STATEMENTS

      The Company’s 2002 Annual Report to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, are being mailed to shareholders with these proxy materials. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated by reference.

      A COPY OF FORM 10-K (WHICH ALSO SERVES AS THE COMPANY’S ANNUAL DISCLOSURE STATEMENT UNDER APPLICABLE RULES) FOR THE COMPANY’S MOST RECENT FISCAL YEAR AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD OR BENEFICIAL OWNERS AS OF THE RECORD DATE UPON REQUEST TO PHYLLIS A. EASTERLIN, CORPORATE SECRETARY, FIRST MUTUAL BANCSHARES, INC., P. O. Box 1647, BELLEVUE, WASHINGTON 98009-1647, (425) 455-7300.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR

THE 2004 ANNUAL MEETING

      In order to be (a) eligible for inclusion in the proxy materials of the Company for next year’s Annual Meeting of Shareholders, or (b) presented at next year’s Annual Meeting of Shareholders without inclusion in the Company’s proxy materials, shareholder proposals must be received no later than November 18, 2003. In order to be considered for nomination and election as a director, nominations for individuals recommended by shareholders for election to the Board must be received prior to October 15 of the year preceding the meeting of shareholders called for the election of directors. Such proposals or nominations must be mailed to the Company’s principal executive offices at 400 108th Avenue N.E., Bellevue, Washington 98004. Any such proposal shall be subject to the requirements of the proxy rules promulgated by the Securities Exchange Act of 1934, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis A. Easterlin
Corporate Secretary

Bellevue, Washington

March 19, 2003

REVOCABLE PROXY

FIRST MUTUAL BANCSHARES, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2003

The undersigned shareholder of First Mutual Bancshares, Inc. hereby appoints Messrs. F. Kemper Freeman, Jr. and John R. Valaas of First Mutual Bancshares, Inc. and either of them, with full power of substitution to each, to act as attorneys-in-fact and proxies to represent the undersigned at the Annual Meeting of Shareholders, to be held at the Hyatt Regency Bellevue, Bellevue, Washington, on April 24, 2003, at 3:00 p.m., local time, and at any and all adjournments thereof, and to vote all of the shares of Common Stock of First Mutual Bancshares, Inc. which the undersigned is entitled to vote as fully as if the undersigned were present in person, in the manner indicated on the reverse hereof. Receipt of the Notice of Meeting and the accompanying Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted and will be voted in the manner directed on this proxy card. If no specification is made, a vote FOR the election of all directors will be entered.

Should the undersigned be present and elect to vote in person at the Annual Meeting or at any adjournment thereof, upon notification to the Secretary of First Mutual Bancshares, Inc. at the Meeting of the shareholder’s decision to terminate the proxy, this power of attorney and proxy shall be deemed terminated and of no further force and effect.

(Continued and to be signed on the reverse side.)

Δ  FOLD AND DETACH HERE  Δ

You can now access your First Mutual Bancshares account online.

Access your First Mutual Bancshares shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for First Mutual Bancshares, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• • •	View account status View certificate history Make address changes	• • •	View payment history for dividends Obtain a duplicate 1099 tax form Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN	Step 2: Log in for Account Access	Step 3: Account Status Screen
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor Identification available to establish a PIN.

• SSN or Investor ID
• PIN
• Then click on the Establish PIN button

You are now ready to log in. To access your account please enter your:

• SSN or Investor ID
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Issue Certificate
• Address Change
• Duplicate 1099
• Dividend History
Please be sure to remember your PIN, or maintain it in a secure place for future reference.

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Please mark your votes as indicated in this example	☒

		FOR all Nominees except as marked to the contrary at left	WITHHOLD AUTHORITY to vote for all nominees
1.	Election of the following nominees to serve as directors for a term of three years:	☐	☐
01 James J. Doud, Jr. 02 Richard S. Sprague 03 Robert C. Wallace

INSTRUCTION: To withhold authority to vote for one or more individual nominee(s), write that nominee’s name in the space provided below.

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN PROPOSAL 1.

The undersigned hereby revokes any and all prior proxies and acknowledges receipt from the Company prior to the execution of this proxy of Notice of Meeting, the Proxy Statement dated March 19, 2003, and the Report to Shareholders.

Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name. If shares are held jointly, each holder should sign. Please fill in the date the proxy is signed.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS WHICH RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THIS ELECTION.

Signature	Signature if held jointly	Dated

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE UNLESS YOU VOTE ELECTRONICALLY AS SET FORTH BELOW.

Δ  FOLD AND DETACH HERE  Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/fmsb		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you should NOT mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at:
http://www.firstmutual.com